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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
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                                    FORM 8-K

             Current report pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of report (Date of earliest event reported):                January 2, 1997


                          AMERICAN MEDCARE CORPORATION
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               (Exact name of Registrant as Specified in Charter)

Delaware                         2-82208-A                          59-2248411
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(State or other          (Commission File Number)                 (IRS Employer
 jurisdiction                                                     Identification
of incorporation)                                                     Number)

            2970 Clairmont Road, Suite 950, Atlanta, Georgia 30329
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                    (Address of Principal Executive Offices)


Registrant's Telephone Number, including area code:  (404) 633-0046
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Item 5.  Other Events.
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     The Registrant issued the following press release on January 2, 1997:

          "American Medcare Corporation (OTC Bulletin Board: AMMC) announced that it has signed a letter of intent to merge with and into InfoCure Corporation. The completion of the merger is subject to various conditions, including the execution of a definitive merger agreement, the registration of the shares of InfoCure to be issued upon the merger, the approval by the shareholders of American Medcare, the completion of InfoCure's proposed initial public offering and the consummation of certain other acquisitions by InfoCure and American Medcare. The letter of intent with InfoCure provides that InfoCure will exchange approximately 3.3 million shares of its common stock for all of the issued and outstanding stock of American Medcare. The exact number of shares to be received in the exchange shall be subject to adjustment based upon market conditions as determined by the Board of Directors of the companies.

          It is anticipated that the merger will be consummated in the first quarter of 1997, simultaneously with the consummation of the initial public offering of InfoCure's common stock.

          In addition, on December 3, 1996, a wholly-owned subsidiary of American Medcare acquired the assets, subject to the assumption of certain liabilities, of the healthcare division of Info Systems, Inc., headquartered in Charlotte, North Carolina. The division markets IBM AS/400-based practice management systems to mid-size and large medical practices and clinics. The aggregate consideration consisted of $150,000 in cash, paid at the closing, and a promissory note of $1,550,000, subject to adjustment, payable upon the consummation of the merger.

          The Company also has entered into a letter of intent with Atlanta-based Millard-Wayne, Inc., to acquire all of its outstanding capital stock for cash and common stock. Millard-Wayne markets IBM AS/400-based practice management systems to mid-size and large medical practices and clinics. The acquisition is to be consummated at the time of the merger of American Medcare into InfoCure.

          InfoCure is a newly formed Delaware corporation established by executives of American Medcare for the purpose of effecting certain acquisitions of certain practice management system businesses, including the proposed merger, and the proposed public offering. InfoCure filed a Registration Statement on December 27, 1996 with the Securities and Exchange Commission for the proposed initial public offering of its common stock. A registration statement relating to the securities of InfoCure to be offered upon the merger of American Medcare into InfoCure will be filed shortly with the Securities and Exchange Commission.

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          American Medcare is a national supplier of practice management software and services to health care providers and has over 1,100 customers in 45 states."

     In addition, in the fiscal fourth quarter 7,386,840 shares of common stock were issued in private placement. During the fiscal fourth quarter the Company also reached an agreement with an clearinghouse service provider, which will result in the redemption of 3,521,405 shares of common stock previously held as collateral to the services agreement.

     The Company estimates that there will be approximately 52,063,996 shares of common stock outstanding and 5,178,943 shares of common stock reserved for issuance pursuant to outstanding stock options and warrants at the time of the consummation of the proposed merger of the Company into InfoCure. Upon the merger, the holders of common stock of the Company will receive an estimated
 .0640072 of a share of common stock of InfoCure Corporation for each share of common stock of the Company owned by record. This is the equivalent of 1 share of common stock of InfoCure Corporation for approximately 15.62 shares of common stock of the Company. This exchange ratio is subject to adjustment depending upon market conditions at the time of the merger of the Company into InfoCure. The final determination of the exchange ratio shall be made by the boards of directors of the Company and InfoCure. The definitive exchange ratio may be higher or lower than that set forth herein.


                                   SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  AMERICAN MEDCARE CORPORATION



                                  By: /S/ Frederick L. Fine
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                                      Frederick L. Fine, President



DATE:   January 16, 1997

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